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                                                                    Exhibit 23.6

INDEPENDENT AUDITOR'S CONSENT


To the Stockholder
Triad Data, Inc.

We hereby consent to the incorporation by reference in the Registration Statement of Renaissance Worldwide, Inc. on Form S-3, of our report dated February 27, 1998, on the financial statements of Triad Data, Inc., appearing in Form 8-K filed on November 5, 1998. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 11, 1999